Exhibit 10.3

CALIX, INC.

NONSTATUTORY INDUCEMENT STOCK OPTION GRANT NOTICE
As an inducement material to the decision by the individual listed below (“Optionee”) to accept employment with Calix, Inc., a Delaware corporation, (the “Company”) and pursuant to that certain offer letter entered into by and between Optionee and the Company, dated as of October 1, 2017, the Company hereby grants to Optionee an option to purchase the number of shares of the Company’s common stock, par value $0.025 (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”), which is incorporated herein by reference. The Option is made and granted as a stand-alone award and is not granted under or pursuant to the Calix, Inc. 2010 Equity Incentive Award Plan (the “Plan”). However, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Stock Option Agreement.

Optionee:	CORY SINDELAR
Grant Date:	10/01/2017
Grant Number:	CF170711
ID:	4565
Effective:	10/01/2017
Exercise Price per Share:	$5.05
Total Exercise Price:	$1,515,000.00
Total Number of Shares Subject to the Option:	300,000
Expiration Date:	10/01/2027
Vesting Commencement Date:	10/01/2017
Vesting Schedule:
Subject to the terms and conditions of this Grant Notice and the Stock Option Agreement and subject to Optionee’s continued service with the Company or a Subsidiary through the applicable vesting date, the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Stock subject thereto on the first anniversary of the Vesting Commencement Date set forth above, and the remainder of the shares vesting quarterly thereafter in equal installments over the next 36 months.

Type of Option:	Nonstatutory Stock Option
By his signature and the Company’s signature below, Optionee agrees to be bound by the terms and conditions of the Stock Option Agreement and this Grant Notice. Optionee has reviewed the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Stock Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Grant Notice or the Stock Option Agreement.

CALIX, INC.:	OPTIONEE:

By:

/s/ Diane Prins Sheldahl	/s/ Cory Sindelar
Diane R. Prins Sheldahl	CORY SINDELAR
SVP, Talent & Culture

EXHIBIT A
TO NONSTATUTORY INDUCEMENT STOCK OPTION GRANT NOTICE

CALIX, INC. STOCK OPTION AGREEMENT
Pursuant to the Nonstatutory Inducement Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Calix, Inc., a Delaware corporation (the “Company”), has granted to Optionee an option (the “Option”) to purchase the number of shares of Stock indicated in the Grant Notice.
ARTICLE 1.
GENERAL
1.1    Non-Plan Grant; Incorporation of Terms of Plan. The Option is made and granted as a stand-alone award, separate and apart from, and outside of, the Calix, Inc. 2010 Equity Incentive Award Plan (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan (including but not limited to the adjustment provision contained in Section 14.2 of the Plan), and the Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Option shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan as set forth in Section 3.1(a) of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.
1.2    Employment Inducement Award. The Option is intended to constitute an “employment inducement award” under NYSE Listing Rule 303A.08, and consequently is intended to be exempt from the NYSE rules regarding shareholder approval of equity compensation plan. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.
ARTICLE 2.
GRANT OF OPTION
2.1    Grant of Option. In consideration of Optionee’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Optionee the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth this Agreement. The Option shall be a Nonstatutory Stock Option.
2.2    Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date.
2.3    Consideration to the Company. In consideration of the grant of the Option by the Company, Optionee agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in this Agreement shall confer upon Optionee any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Optionee.
ARTICLE 3.
PERIOD OF EXERCISABILITY
3.1    Commencement of Exercisability.
(a)    Subject to Sections 3.2, 3.3, 5.10 and 5.16 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)    No portion of the Option which has not become vested and exercisable at the date of Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Optionee.
(c)    Notwithstanding Sections 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, the Option shall become fully vested and exercisable with respect to all shares of Stock covered thereby in the event of a Change in Control, in connection with which the successor corporation does not assume the Option or substitute an equivalent right for the Option. Should the successor corporation assume the Option or substitute an equivalent right, then no such acceleration shall apply. Notwithstanding the preceding sentence, in the event the successor corporation in a Change in Control assumes or substitutes for the Option, then if Optionee experiences a Termination of Service by the Company without Cause or a Constructive Termination, in each case, within the twelve (12) month period commencing upon a Change in Control, the Option shall vest with respect to one hundred percent (100%) of the shares of Stock subject to the Option as of immediately prior to such Termination of Service or Constructive Termination. In addition, the Option may also be subject to accelerated vesting under certain circumstances to the extent set forth in the Calix, Inc. Executive Change in Control and Severance Plan, subject to the terms and conditions thereof and as may be amended from time to time.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;
(b)    The expiration of three (3) months from the date of Optionee’s Termination of Services, unless such termination occurs by reason of Optionee’s death or disability; or
(c)    The expiration of one (1) year from the date of Optionee’s Termination of Services by reason of Optionee’s death or disability.
3.4    Tax Indemnity.
(a)    Optionee agrees to indemnify and keep indemnified the Company, any Subsidiary and his/her employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by Optionee from, the Option, (2) the acquisition by Optionee of the Stock on exercise of the Option, or (3) the disposal of any Stock.
(b)    The Option cannot be exercised until Optionee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Stock by Optionee. The Company shall not be required to issue, allot or transfer Stock until the Employee has satisfied this obligation.
ARTICLE 4.
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. During the lifetime of Optionee, only Optionee may exercise the Option or any portion thereof. After the death of Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.
4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)    An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)    The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Optionee or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
(c)    Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule or regulation; and
(d)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Optionee, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Optionee:
(a)    Cash or check;
(b)    With the consent of the Administrator, surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(c)    Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
4.5    Conditions to Issuance of Stock. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;
(b)    The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

(e)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
4.6    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 14.2 of the Plan.
ARTICLE 5.
OTHER PROVISIONS
5.1    Administration. The Administrator shall have full power and authority to take all actions and to make all determinations required or provided for under this Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of this Agreement that the Administrator deems necessary and appropriate to the administration of this Agreement. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Optionee, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.
5.2    Whole Shares. The Option may only be exercised for whole shares of Stock.
5.3    Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
5.4    Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.5    Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Optionee acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 14.2 of the Plan.
5.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Optionee shall be addressed to Optionee at Optionee’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Optionee shall, if Optionee is then deceased, be given to the person entitled to exercise his Option pursuant to Section 4.1 hereof by written notice under this Section 5.6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.9    Conformity to Securities Laws. Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.10    Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Optionee.
5.11    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Optionee and his heirs, executors, administrators, successors and assigns.
5.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Optionee is subject to Section 16 of the Exchange Act, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.13    Not a Contract of Employment. Nothing in this Agreement shall confer upon Optionee any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
5.14    Entire Agreement. The Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.
5.15    Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Optionee or any other person for failure to do so) to adopt such amendments to the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.